UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

Q2 HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13785 Research Blvd, Suite 150

Austin, Texas 78750

(512) 275-0072

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On May 12, 2020, Q2 Holdings, Inc. (the “Company,” “we,” “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc., acting as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) by the Company of 4,117,647 shares of its common stock (the “Firm Shares”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters the right to purchase from the Company up to an additional 117,647 shares of its common stock, and certain selling stockholders granted the Underwriters the right to purchase an additional 500,000 shares of the Company’s common stock, in each case exercisable within a 30-day period (the “Option Shares” and together with the Firm Shares, the “Shares”) at the public offering price less the underwriting discounts and commissions. On May 13, 2020, the Underwriters exercised their option to purchase the Option Shares in full.

The Offering was made pursuant to an automatically effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2019 (File No. 333-231947), as amended by Amendment No. 1 thereto, as filed with the SEC on May 11, 2020. A prospectus supplement relating to the Offering has been filed with the SEC.

On May 15, 2020, the Offering closed and the Company completed the sale and issuance of an aggregate of 4,235,294 shares of its common stock and the selling stockholders sold an additional 500,000 shares of the Company’s common stock. The Company received net proceeds from the Offering of approximately $310.3 million, after deducting the underwriting discounts and commissions and offering expenses payable by the Company. The Company did not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The legal opinion, including the related consent, of DLA Piper LLP (US) relating to the legality of the Shares sold is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 8.01	Other Events.

On May 11, 2020, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On May 13, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Forward-looking Statements:

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Q2 is under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the Offering, such uncertainties and circumstances include whether Q2 will consummate the offering and the use of the net proceeds from the offering. Various factors could also adversely affect Q2’s operations, business or financial results in the future and cause Q2’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in Q2’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Securities and Exchange Commission and available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 12, 2020 by and among Q2 Holdings, Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

99.1	Press Release, dated May 11, 2020, issued by the Company

99.2	Press Release, dated May 13, 2020, issued by the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

Date: May 15, 2020	By:	/s/ Jennifer N. Harris
Jennifer N. Harris
Chief Financial Officer